SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to § 240.14a-12
Forward Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than  the Registrant)

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December 17, 2008

To Our Shareholders:

This letter to shareholders is sent to you at a time of unprecedented volatility, risk, and uncertainty in the financial markets.  As we are all too well aware, these difficult conditions are affecting consumer behavior, decision-making by corporations, including our customers worldwide who sell to consumers, and therefore the operating results of your company  These factors included constraints on our pricing from our main OEM customers, inflationary effects on our cost of goods sold, and weakening cell phone case sales.

Last year in this space, my predecessor wrote:  “Fiscal 2007 was again difficult for shareholders and management as we incurred our first net loss in five years.  We are facing challenging conditions in our business and operating environment. Where do we go from here?  The results of Fiscal 2007 are not acceptable, and changes need to be made. We are committed to growing our business internally and externally where it makes sense.  We are reviewing every aspect of our business to ensure we aggressively pursue new customers and products, cut unproductive costs, and reinvest where we see opportunity for growth.  This review will include a continuing focus on a possible acquisition or other combination that makes sense in the context of our existing business, without jeopardizing the strong financial position that we have worked so hard to build.”

While the current financial and market conditions have added to the challenges that we face, the heart of the matter is that the prescriptions and commitments expressed here in this space a year ago still hold.  That is why, during the third quarter of the fiscal year just ended, your management began to implement operational and strategic initiatives in order to put the Company’s business on a stronger, more sustainable footing.  The goals of these actions include broadening  our customer base, reducing customer and product line concentration, strengthening our management and selling capability, and diversifying our marketing channels.  This past August we retained an outside consultant to assist us in vetting possible partners for a strategic transaction.  These steps will have the effect of increasing selling, general, and administrative expenses in the year ahead, but this is an investment that I feel must be made if we are to improve our results.

With the economy and financial markets facing extraordinary headwinds, it should not be surprising that progress toward achieving our goals has been slow.  Our Annual Report on Form 10-K that accompanies this proxy statement provides detail on our results of operations for the just concluded fiscal year.  Our successes include the stellar year turned in by the results of OEM carry case sales in the diabetic monitoring products space and our ability to hold the line on operating expenses.  On the other hand, we have been less successful in turning around the decline in OEM cell phone product sales to, and sales under our license with, Motorola.  However, the difficult macro economic and financial conditions do not give us a free pass  We have not been deterred from pressing forward with actions taken to make our operations more efficient, reliable, and responsive to our customers.  We have great confidence in our new managers in Europe and Hong Kong and our sales, marketing and product development teams.  We have been pursuing new customer relationships and are confident that our efforts will ultimately bear fruit.

Results of Operations for Fiscal 2008

Net loss increased $0.3 million to $0.9 million in Fiscal 2008 due to a 16% reduction in gross profit, and a $0.4 million decline in other income due to lower interest rates earned on cash balances.  The main factor by far in the decline in gross profit was the $6.5 million reduction in sales of cases for cell phone products to $1.6 million, compared to $8.1 million in Fiscal 2007.  These declines were offset in small part by lower selling, general, and administrative expense, mostly due to lower personnel expense.  Net sales decreased $2.2 million, or 10%, to $20 million due to the sharp reduction in cell phone case sales.  The good news here was the $4.4 million, or 40%, increase in sales of cases for blood glucose monitors to $15.3 million.  Sales of cases for “other” products were basically flat at $3.1 million for both Fiscal 2008 and Fiscal 2007.  Benefit from income taxes due to the operating loss decreased $0.1 million to $156,000.  Basic and diluted loss per share was $(0.11) for the year compared to $(0.07) for Fiscal 2007.

 A more detailed analysis of our financial condition and results of operations for Fiscal 2008 is available in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for Fiscal 2008, which accompanies this proxy statement.  We strongly urge you read the MD&A in the Annual Report and the other disclosures and risk factors that appear therein.  They are important to understanding your investment in Forward Industries.

In Memoriam

I could not conclude my first letter as your chief executive officer to our shareholders, employees, and directors without a heartfelt and respectful remembrance of my predecessor and personal friend, Jerome E. Ball, who passed away this past April.  Jerry served the Company well and faithfully since 1998, most of that time in the dual capacities as Chief Executive Officer and Chairman of the Board.  He was a force for consensus, conservatism, and continuity, which served the Company well as we recorded record results in 2005.  Our employees and those on the Board who worked with Jerry genuinely looked to his leadership as a manager and enjoyed his down to earth personal guidance.  I can say with no hesitation that the Company misses his businessman’s experience during difficult times like these and that I and we miss him greatly as a colleague and friend.  We dedicate this letter and our hopes for a turnaround year to his memory.

Annual Meeting

We invite you to review the accompanying Annual Report on Form 10-K for the fiscal year ended September 30, 2008, and proxy documents relating to our 2009 Annual Meeting.   The Notice of Annual Meeting and Proxy Statement that follow this letter provide information concerning matters to be considered and acted upon at the Annual Meeting, scheduled to be held on February 11, 2009.  At the Annual Meeting management will provide a report on our business followed by a question and answer period.  We also expect that a representative of Kaufman, Rossin & Co., P.A., our independent registered public accounting firm, will be available at the Annual Meeting to address shareholder questions.

We urge you to attend our Annual Meeting.  Whether or not you plan to attend, please be sure that your shares are represented by promptly completing, signing, dating, and returning the accompanying proxy card in the enclosed postage-paid envelope or vote using the phone or Internet.

On behalf of the Board of Directors, management and employees, we thank you for your continued support and look forward to keeping you apprised of the Company’s developments.

Sincerely,

Douglas W. Sabra

President and Acting Chairman

FORWARD INDUSTRIES, INC.
1801 Green Road
Suite E
Pompano Beach, Florida 33064

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders of Forward Industries, Inc., 1801 Green Road, Suite E, Pompano Beach, Florida 33064

Notice is hereby given that the 2009 Annual Shareholders’ Meeting of Forward Industries, Inc. will be held on Wednesday, February 11, 2009, at 11:00 A.M., Eastern Standard Time, at the executive offices of Forward, 1801 Green Road, Suite E, Pompano Beach, Florida 33064, for the following purposes:

1.      To elect a Board of Directors for the current fiscal year.

2.      To ratify the appointment of Kaufman, Rossin & Co., P.A., as our independent registered public accounting firm for the fiscal year ending September 30, 2009.

3.      To transact such other business as may properly come before the meeting.

All shareholders are invited to attend the annual meeting.  Only shareholders of record at the close of business on December 17 , 2008, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting.  A complete list of shareholders entitled to notice of and to vote at the annual meeting will be open to examination by shareholders beginning ten days prior to the annual meeting for any purpose germane to the annual meeting during normal business hours at the office of the Secretary of Forward Industries, 1801 Green Road, Suite E, Pompano Beach, Florida 33064.

Whether or not you plan to attend, please be sure that your shares of common stock are represented at the annual meeting by signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope, or vote using the telephone or Internet by following the instructions in the materials sent to you.

By Order of the Board of Directors

 /s/ Steven A. Malsin

Steven A. Malsin,

Secretary

Pompano Beach, Florida

December 17, 2008

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, OR VOTE BY TELEPHONE OR INTERNET.  THE PROXY IS REVOCABLE.  THIS MEANS THAT, AFTER YOU HAVE SIGNED, DATED, AND RETURNED THE PROXY, IT WILL NOT BE USED IF YOU:  (1) GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF FORWARD INDUSTRIES, 1801 GREEN ROAD, SUITE E, POMPANO BEACH, FLORIDA 33064, AND SUCH NOTICE IS RECEIVED PRIOR TO THE VOTE TO BE TAKEN AT THE ANNUAL MEETING; (2) FILE A LATER-DATED PROXY, OR VOTE BY TELEPHONE OR INTERNET, ON A LATER DATE, AND THE NEW PROXY IS RECEIVED BY AMERICAN STOCK TRANSFER PRIOR TO SUCH VOTE; OR (3) ATTEND AND VOTE AT THE ANNUAL MEETING.

FORWARD INDUSTRIES, INC.

1801 Green Road

Suite E
Pompano Beach, Florida  33064

(954) 419-9544

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Forward Industries, Inc., a New York corporation, for use at our 2009 Annual Meeting of Shareholders (the “Annual Meeting”), to be held Wednesday, February 11, 2009, at 11:00 A.M., Eastern Standard Time, at our executive offices, 1801 Green Road, Suite E, Pompano Beach, Florida 33064, and any postponement or adjournment thereof.

This Proxy Statement and accompanying proxy card and materials will be first mailed to shareholders on or about December 26, 2008, to holders of record of Forward Industries’ common stock, par value $.01 per share (the “Common Stock”), at the close of business on December 17, 2008, the record date for the Annual Meeting.

We will bear the cost of solicitation of proxies.  In addition to the solicitation of proxies by mail, certain of our officers, consultants and employees, without extra remuneration, may also solicit proxies personally by facsimile and by telephone.  In addition to mailing copies of these proxy materials to shareholders, we may request persons (such as banks, brokers, and others) who hold Common Stock in their names or custody or in the names of nominees for others, and reimburse them for their reasonable expenses in connection therewith, to forward such material to those persons for whom they hold Common Stock and to request their authority for execution of the proxies.

VOTING

                Whether or not you plan to attend the Annual Meeting, please be sure that shares of Common Stock that you own are represented in the voting at the Annual Meeting by (i) completing, signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope or (ii) voting using the telephone or Internet.  Telephone and Internet voting instructions are provided on the proxy card that accompanies this proxy statement.  A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

                If your shares of Common Stock are held in “street” name and thus are registered in the name of a bank, broker, or other nominee, follow the voting instructions on the form you receive from your bank, broker, or other nominee. The availability of telephone and Internet voting will depend on the nominee's voting procedures.

Record Date; Voting Securities

                The Board of Directors has fixed December 17, 2008, as the record date for voting at the Annual Meeting:  this means that only shareholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.  At the close of business on the record date, 7,915,522 shares of Common Stock were outstanding and eligible for voting at the Annual Meeting.  Each such share of Common Stock entitles the holder of record on the record date to one vote on each matter to be voted on at the Annual Meeting.  Cumulative voting is not permitted.  See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Quorum

The quorum necessary to conduct any business at the Annual Meeting consists of a majority of the shares of our Common Stock issued and outstanding on the record date, present in person or represented by proxy (received by mail, telephone, or the Internet) at the Annual Meeting.  Proxies submitted that contain abstentions and broker non‑votes are counted as present for purposes of determining whether the quorum requirement is satisfied even though a vote is not cast.  If a share is deemed present at the Annual Meeting for any matter, it will be deemed present for all matters.  To be elected as a director, a nominee must receive a plurality of votes cast at the Annual Meeting.  This means that the nominee who receives the highest vote total versus any competing nominee wins election.  Abstentions and broker non-votes will not have the effect of votes in opposition to a nominee for director.

Proxies

The shares of Common Stock represented by your properly completed and delivered proxy card or by your proxy voted by telephone or Internet will be voted in accordance with your instructions. With respect to Proposal Number 1, Election of Directors, the form of proxy solicited by our Board of Directors gives you the ability to choose between approval or withholding approval of all nominees or withholding authority to vote for one or more nominees.  With respect to Proposal Number 2 (Ratification of the Appointment of Kaufman, Rossin & Co., P.A. as our Independent Registered Public Accounting Firm for Fiscal 2009) the form of proxy gives you the ability to approve, or disapprove, or abstain from voting.

All shares of Common Stock represented at the Annual Meeting by properly executed proxies that are timely received (by mail, telephone, or Internet) and not revoked will be voted in accordance with your instructions, if any, given therein. If you sign, date, and return the proxy but you provide no voting instructions, the shares of Common Stock represented by your proxy will be voted: by the persons named in the accompanying proxy (1) FOR all six of the Board of Directors’ nominees for director and (2) FOR ratification of the appointment of Kaufman, Rossin & Co., P.A. as our independent registered public accounting firm in respect of the fiscal year ending September 30, 2009.  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares of Common Stock represented by properly completed proxies received by mail, telephone, or the Internet will be voted on any such matter in accordance with the judgment of the persons named as proxies.  See “Deadline for Shareholder Proposals for 2010.”

Revocation of Proxies

If you as a shareholder have duly and validly signed, dated, and submitted a proxy (by mail, telephone, or Internet), you may revoke it at any time before its exercise at the Annual Meeting if you:  (i) deliver (by mail or otherwise) written notice of such revocation to our Corporate Secretary at the address appearing at the top of page one of this Proxy Statement before the Annual Meeting; or (ii) execute and deliver to us at Forward Industries at such address a duly and validly completed, later dated proxy reflecting contrary instructions or if you vote by telephone or the Internet after the date of your first proxy, provided the new proxy is received by our proxy tabulation agent Broadridge Financial (which will have a representative present at the Annual Meeting) before the vote; or (iii) attend the Annual Meeting and take appropriate steps to cast the votes represented by your shares in person.

No Dissenter’s Rights

Under the New York Business Corporation Law, shareholders are not entitled to dissenters’ rights of appraisal with respect to the election of directors or the proposal to ratify the appointment of Kaufman, Rossin & Co., P.A., as our independent registered public accounting firm for the fiscal year ending September 30, 2009.

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PROPOSAL 1

ELECTION OF DIRECTORS

General Information

In respect of the fiscal year ended September 30, 2008, and as of the date of this proxy statement, the board of directors of the Company consists of six members, four of whom are non-employee, independent directors, one of whom served as an executive officer of Forward until December 31, 2007, and one of whom is an executive officer.  Under our By-laws, the number of directors serving on our Board may not be more than seven nor fewer than three and is set by a resolution adopted by a majority of the entire Board of Directors. In May 2008 following the death of a director of the Company, the Board determined not to fill the vacant seat and  to fix the number of directors at six.

Nominees for Election as Directors

In December 2008, our Nominating and Governance Committee nominated six nominees for election as directors at the Annual Meeting, all of whom are incumbent directors.  Our Board of Directors accepted the Committee’s recommendations.  Accordingly, six nominees for director are to be elected at the Annual Meeting to constitute the Board of Directors for the 2009 fiscal year. See “Structure and Practices of the Board of Directors—Board of Directors and Director Independence.’

Each nominee for director is standing to be elected to hold office for a period of one year, or until his successor has been elected and qualified.  It is intended that the accompanying proxy will be voted in favor of each and all of the following persons to serve as directors, unless you the shareholder indicate to the contrary on the proxy by withholding authority to vote for one or more of the nominees named below.  The nominees are as follows:

Name	Age	Principal Occupation
John F. Chiste (a) (b)	52

Director since February 2008; Chief Financial Officer of Falcone Group, a privately held diversified portfolio of real estate companies since 2005; Senior Vice President, Chief Financial Officer and Treasurer of Bluegreen Corporation, a publicly held developer and operator of timeshare resorts from 1997 to 2005.

Bruce Galloway (a) (b)	51

Director since April 2002; Chairman and Chief Executive Officer of Galloway Capital Management, a private investment firm, since August 2005; Managing Director of Burnham Securities from 1993 to August 2005; Mr. Galloway serves as director and non-executive Chairman of Broadcaster Inc. a new media and software company; and as director of American Healthcare Inc., a publicly held health care provider.

Fred Hamilton (a) (b)	64

Director since February 2008; independent consultant to the marine/undersea cable industry for Fortune 500 and multinational companies since 2002; Director of United Services Automobile Association (USAA) a fortune 200 full service Financial Services Insurance, Banking, Brokerage and Real Estate company since 1999.

Louis Lipschitz (a) (b)	63

Director since June 2005; Executive Vice President and Chief Financial Officer of Toys "R" Us, Inc. from February 1996 until March 2004. Mr. Lipschitz serves as a director of Majesco Entertainment, Inc., a publicly held software and digital content provider for electronic games;  a director of New York & Company Inc., a publicly held specialty clothing chain; a director of Finlay Enterprises Inc., a publicly held specialty retailer of fine jewelry; and a director of The Children’s Place Retail Stores, Inc., a publicly held specialty children’s clothing chain.

Douglas W. Sabra (a)	49

Director since April 2006; President (chief executive officer) since January 2008 and Acting Chairman of the Board since May 2008; Vice President and Chief Financial Officer of Forward from June 2000 until December 2007.

Michael Schiffman (a)	43	Director since 1992; President and Chief Operating Officer of Forward from June 1998 until December 2007; Executive Vice President of Forward from 1992 to 1998.

(a)    Incumbent director

(b)   Current Member of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.

Mr. Chiste is the current Chairman of the Audit Committee.  Mr. Hamilton is the current Chairman of the Nominating and Governance Committee.  Mr. Lipschitz is the current Chairman of the Compensation Committee.  It is anticipated that, if elected at the Annual Meeting, Messrs. Chiste, Galloway, Hamilton, and Lipschitz will be appointed as members of one or more of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. and that selection of Committee chairs for fiscal 2009 will be made as soon as practicable following the Annual Meeting.

Each of the above nominees has consented to be named in this proxy statement as a nominee and to serve as a director if elected.  The Board of Directors has no reason to believe that any nominee will not serve if elected.  However, if any nominee should be unavailable to serve or decline to serve as a director prior to the vote at the Annual Meeting, and if the Board of Directors designates a substitute nominee for such person, the persons named in the accompanying proxy will vote for the substitute nominee designated by the Board of Directors.  We know of no reason why this would occur.

Shareholders may nominate candidates for director in accordance with guidelines summarized below under the caption “Structure and Practices of the Board of Directors—Nominating and Governance Committee”, and in compliance with the advance notice and other  provisions of our Amended and Restated By-Laws.  See “Deadline for Shareholder Proposals for 2010”.

Shareholder Vote Required

Assuming a quorum is achieved at the Annual Meeting, to be elected as a director a nominee must receive a plurality of the votes of Common Stock cast at the Annual Meeting by holders of shares present in person or represented by proxy and entitled to vote for the election of directors.  Therefore, shareholders who do not vote, or who withhold their vote from one or more of the six nominees proposed herein and do not vote for another person, will not affect the outcome of the election, as long as a quorum is present at the meeting and the nominee otherwise receives votes “for” his election.  If you timely submit a signed and dated proxy but fail to specify instructions to vote for nominees for director, the accompanying proxy will be voted in favor of each and all of the Board’s nominees by the persons named on the accompanying proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

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STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors and Director Independence

To assist it in the discharge of its responsibilities, the Board of Directors has established a separately designated, standing Audit Committee, Compensation Committee, and Nominating and Governance Committee.  The current members and principal responsibilities of each Committee are set forth below.

Director Independence.  The Board of Directors has determined that each of Messrs. Chiste, Galloway, Hamilton, and Lipschitz, each of whom is a nominee for director and who together comprise a majority of our Board of Directors, is independent in accordance with the Nasdaq Stock Market’s (“NASDAQ”) listing standards, including without limitation Marketplace Rule 4200(a)(15).  These standards specify that a majority of our Board must consist of independent directors.  These four directors constitute the entire membership of each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board of Directors in compliance with NASDAQ Marketplace Rules 4350(d)(1), 4350(c)(3), and 4350(c)(4).  In addition, we have determined, based on information provided by such persons, that each such director satisfied the additional requirements for director independence of members of an audit committee as set forth in NASDAQ Marketplace Rule 4350(d)(2).

Board Practices.  Exclusive of committee meetings, the Board of Directors met in person, participated in meetings by means of conference call, or acted by unanimous written consent on four occasions during the fiscal year ended September 30, 2008.  All directors attended all of the meetings held by the Board and all of the meetings of the committees of which they are members in person or by telephone conference call.  All directors attended the Annual Meeting of Shareholders in February 2008 except Mr. Galloway.  The Company maintains no formal policy mandating such attendance.

Exclusive of committee meetings, the independent director members of the Board met in executive session, without other Board members present, on four occasions during the fiscal year ended September 30, 2008.

Each committee of the Board of Directors is required to conduct an annual self-assessment to review and assess its performance of its mandates under the charter by which it is constituted and to review the sufficiency of resources to fulfill its mandates.  Under the respective charters of the committees, each committee may retain consultants to assist it in carrying out its responsibilities.

           Audit Committee.   Our board of directors has established a separately designated, standing audit committee, as defined in and established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, or the “Exchange Act”.  The Audit Committee was established in order to oversee the accounting and financial reporting processes of the Company and the audits of our financial statements.  The current members of the Audit Committee are Mr. John Chiste, who is Chairman of the Committee, and Messrs. Galloway, Hamilton, and Lipschitz.  Our Board of Directors has determined that each such director is independent in accordance with NASDAQ listing standards applicable to membership on audit committees.  The Audit Committee held four meetings during the fiscal year ended September 30, 2008.

           The Audit Committee oversees the accounting, financial reporting, and internal controls processes and functions of the Company and audits of its financial statements.  It is the responsibility of the Committee to maintain free and open communication and coordination between and among the Committee, the Company’s independent registered public accounting firm, the Company’s internal accounting staff, and management in the execution of the above-referenced processes and functions.  The Audit Committee’s approval is required in order to engage our independent registered public accounting firm to perform the audit and non-audit services in order to assure that the provision of such services does not impair such firm’s independence.  Unless a type of service to be provided to the Company by our independent registered public accounting firm has received general pre-approval from the Audit Committee, it requires specific pre-approval.  The Committee also has the power to retain legal, accounting and other advisors, as it deems necessary to carry out its duties.  In discharging its functions, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.  Our Audit Committee was established in 1999 and is governed by a written charter approved by the Board of Directors, which was amended and restated in March 2004.  A copy of the Charter governing the activities of the Audit Committee is available for viewing at our web site at: www.forwardindustries.com/corp-gov.htm.  Further information regarding the functions performed by the Audit Committee, as well as a copy of the Committee’s Report to the Board of Directors for Fiscal 2008, see “Matters Relating to Independent Registered Public Accountants.”

                Audit Committee Financial Expert.  Our board of directors has determined that Mr. Chiste, who is currently a member and the chairman of the Audit Committee of our Board of Directors, is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

The foregoing information relating to the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any prior or subsequent filing by Forward under the Securities Act of 1933 or the Exchange Act except to the extent expressly incorporated by reference.

Compensation Committee.  The current members of the Compensation Committee are Mr. Louis Lipschitz, who is Chairman of the Committee, and Messrs. Chiste, Galloway, and Hamilton.  Our Board of Directors has determined that each such director is independent in accordance with applicable NASDAQ listing standards.  The Compensation Committee met four times during the fiscal year ended September 30, 2008.  The purposes and responsibilities of the Compensation Committee are to develop, establish, and implement compensation policies and programs for our executives and to recommend policies for director compensation to the Board of Directors.  The Compensation Committee is charged with the administration of the Forward Industries, Inc. 2007 Equity Incentive Plan and the Company’s 1996 Stock Incentive Plan, which expired in November 2006.  Although no new grants may be made under the 1996 Plan, the Compensation Committee continues to function as administrator of the options to purchase 30,000 shares of common stock that remain outstanding under such plan.  See “Executive Compensation and Related Information” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

The Compensation Committee, which was established by the Board in July 2000, is governed by a written charter that was adopted by the Board of Directors in February 2005 and amended and restated in December 2008.  A copy of the Committee’s Amended and Restated Charter is annexed to this Proxy Statement as Exhibit 1 and is also available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php.  For further information relating to the processes, procedures, and functions of the Compensation Committee, as well as a copy of the Report of the Compensation Committee to the Board of Directors, see “Executive Compensation and Related Information—Compensation Discussion and Analysis;—Compensation Committee Report” and “Compensation Committee Interlocks and Insider Participation.”

Nominating and Governance Committee.  The current members of the Nominating and Governance Committee are Fred Hamilton, who is Chairman of the Committee, and Messrs. Chiste, Galloway, and Lipschitz. Our Board of Directors has determined that each such director is independent in accordance with applicable NASDAQ listing standards.  In December 2008, the Nominating and Governance Committee met and recommended to the Board the nominees for election as director at the Annual Meeting identified above, and the Board of Directors unanimously approved such recommendations.  The Nominating and Governance Committee met four times during the fiscal year ended September 30, 2008.

In February 2007, the charter of our Board’s Nominating Committee (as it was then called) was amended to expand the mandate of that committee to include, among other things, responsibility for identifying, reviewing, evaluating, and resolving actual or potential conflicts of interest and related party transactions between any officer or director (or their family members and certain other persons) and the Company or transactions in which the Company is or might be involved.  In connection with the expanded mandate assigned to this committee, it was renamed the Nominating and Governance Committee.

Under the Nominating and Governance Committee Charter, with respect to its nominating function the responsibilities of the Nominating and Governance Committee include: identifying candidates qualified to become Board members; developing and reviewing background information on such candidates; evaluating such candidates based on their qualifications;  and making recommendations to the Board regarding such candidates.  The Nominating Committee may identify and evaluate candidates for directorships through the use of questionnaires, interviews, and other investigatory methods, including the use of search firms requiring payment of a fee, to determine the suitability of potential nominees.  The Committee’s responsibilities also include recommending to the Board the persons to be nominated for appointment to each of the Board's committees.  The Nominating and Governance Committee is authorized to retain advisors and consultants and to compensate them for their services.

In recommending nominees for election to the Board of Directors, the Nominating and Governance Committee will seek to identify candidates who meet the current needs of our Board of Directors.  The Committee Charter does not specify minimum qualifications that must be met by a nominee.  However, the Committee Charter requires the Nominating and Governance Committee to consider, among other things, the candidate’s integrity and honesty, ability to exercise independent business judgment, background, and experience in his/her profession or chosen field of expertise. In addition, the Charter requires the Committee to consider the individual candidate’s ability to work constructively with others, the availability of sufficient time to devote to the affairs of the Company in order to carry out the responsibilities of a director, an absence of conflicts that might interfere with the proper performance of his/her responsibilities as director, and other criteria deemed relevant by the Committee.

Apart from shareholder submissions of candidates submitted directly for inclusion in the proxy statement, the Nominating and Governance Committee will, on the basis of the same foregoing procedures and bases, consider director nominee recommendations proposed to it by shareholders, provided, as an initial step required by our By-laws, the name and address of such nominee, accompanied by relevant biographical information specified in the Securities and Exchange Commission’s rules, are submitted in writing to the Secretary of the Company, are accompanied by a written statement of the candidate’s consent to serve and the amount of Common Stock owned beneficially and of record, and such submission otherwise complies with the criteria and procedures of the Committee and the Company’s Amended and Restated By-laws.  Shareholder submissions of candidates for nominee as director are also subject to the requirements in the next paragraph.  See “Deadline for Shareholder Proposals for 2010”.

In November 2007, the Board of Directors amended the By-Laws of the Company by adopting Amended and Restated By-Laws, which as they pertain to shareholder meetings, became effective after the 2008 Annual Meeting held in February 2008.  The Amended and Restated By-Laws require a shareholder who wants to submit the name or names of nominee(s) for director of the Company to have continuously held shares of the Company’s Common Stock aggregating the lesser of at least $2,000 or one percent of the outstanding capital stock in market value for at least one year prior to the date of the meeting at which the nominee submission is to be made, or that such shareholder is entitled to cast votes with respect to at least 5% of the Common Stock as of the date of such notice, without regard to a minimum holding period.  The shareholder must submit biographical information pertaining to the candidate that required by the Commission in respect of a candidate in an election contest, as well as a copy of the candidate’s written consent to serve as a director on our Board.  In general, the shareholder must submit the name(s) of the desired nominee(s) not earlier than 150 days prior nor later than 120 days prior to the meeting at which the shareholder is proposing the nominee for consideration.  See “Deadline for Shareholder Proposals for 2010”.

With respect to the Committee’s governance function the responsibilities of the Committee include the identification, review, evaluation, and approval or rejection of related party transactions and conflicts of interest, and the development of governance policies with respect thereto; the review and assessment of the performance of the Board and Committees thereof and adequacy of structure and scope of the Committees of the Board; the development of and recommendation to the Board of governance principles; monitoring of compliance with the Company’s Code of Business Conduct and Ethics; and the assessment of effectiveness of the Company’s shareholder communications policy and recommendation of amendments thereto.  See the information under the caption “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—Certain Relationships, Director Independence, and Related Party Transactions” regarding the functions of the Committee relating to potential conflicts of interest between officers, directors, and certain other persons and the Company.

Our Board of Directors established the Nominating Committee as a separately designated, standing committee and adopted a written charter governing its responsibilities in February 2005 and amended its charter to expand its mandates in February 2007.  A copy of the charter of the Nominating and Governance Committee, as amended in February 2007, is available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php.

Communications with the Board

                The Board of Directors entertains communications from security holders and has unanimously adopted a written policy regarding same.  A copy of this policy is available for viewing at our web site at: http://www.forwardindustries.com/corporate_governance.php.  Communications should be sent to Forward at the address set forth on the first page of this Proxy Statement, attention: James McKenna.

Code of Ethics

                In November 2003, Forward adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees regarding their obligations in the conduct of Company affairs.  The Nominating and Governance Committee is charged with assessing the adequacy of and monitoring compliance with the Code of Business Conduct and Ethics.  The Code of Ethics is available for viewing at the Company’s web site at http://www.forwardindustries.com/corporate_governance.php.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who is currently an executive officer of Forward and is based on our records and information furnished to us by such persons.

Name	Age	Position with Forward	Held Office Since
Douglas W. Sabra.................	49	President (chief executive officer) and Acting Chairman of the Board	2008
James O. McKenna...............	35	Chief Financial Officer and Assistant Secretary	2008
Steven A. Malsin...................	61	Secretary	2005

DOUGLAS W. SABRA has served as President since his appointment effective January 2008 and as Acting Chairman of the Board since May 2008.  Prior to 2008 he served as Vice President and Chief Financial Officer of Forward since his appointment in September 2000 and has been a director since April 2006.  Prior to joining Forward, Mr. Sabra was a Controller for Tyco Submarine Systems, where he worked from 1998 to June 2000.  Mr. Sabra retired from the Coast Guard in 1998 after 22 years of service where he held a variety of financial management positions.  Mr. Sabra received an MBA from the University of South Florida and a Bachelors Degree in accounting from Florida International University.

JAMES O. MCKENNA was appointed chief financial officer effective January 2008.  Prior to that time he served as the Company’s Controller since  December 2003.  Prior to joining Forward, Mr. McKenna was employed as Assistant Controller with Medallist Developments Inc., a real estate development company, from January 2002 to December 2003.  Mr. McKenna was also employed as an auditor with Ernst and Young LLP from September 1996 to December 2001 and is a Certified Public Accountant.

STEVEN A. MALSIN was appointed Secretary of Forward in January 2005.  He is, and has for more than the past five years, been engaged in private legal practice.  He serves on the Board of Directors of one not-for-profit organization.

Pursuant to their respective employment agreements Mr. Sabra is employed as President (chief executive officer) and James O. McKenna is employed as Chief Financial Officer, in each case through December 31, 2009.  Each of these employment agreements contains automatic renewal provisions for successive one-year terms unless the executive or Forward provides 90 days prior notice of intent not to renew the agreement.  See “Executive Compensation and Related Information—Employment Agreements.”

                Mr. Sabra succeeded Jerome E. Ball, who retired as chief executive officer effective December 31, 2007, upon the expiration of his employment agreement.  Mr. Ball remained on the Board of Directors as Chairman until his passing in April 2008.  Mr. Michael M. Schiffman, a director of the Company,  served as President and Chief Operating Officer from 1999 until the expiration of his employment agreement on December 31, 2007.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Overview

                The Company’s compensation of its executive officers in recent years has been characterized by:  (i) increasing orientation toward performance-based, non-equity incentive awards as a primary element to complement base salary; and (ii) smaller grants of long-term, equity-based compensation, compared to earlier periods.  The Compensation Committee of the Board of Directors believes that this represents a more prudent, restrained approach to executive compensation compared to 1998-2001, which was characterized by large, outright grants of stock options to executive officers.  The change of approach since that time has been influenced by factors such as management changes and volatility in Company operating results and price per share of its common stock.

                Stock option grants from 1998-2001 remained largely unexercised until 2005-2006, when the share price of the Company’s Common Stock achieved unprecedented levels, seen as perhaps unsustainable when viewed against the Company’s prior sales and earnings history.  This share price appreciation led to the Committee’s retention in July 2005 of an independent executive compensation consultant, James F. Reda & Associates, LLC, or “Reda Associates”, in order to reassess the overall compensation packages of executive officers and directors compared to executives and directors at similarly situated companies and to recommend compensation goals and policies.  As a result of a detailed compensation analysis and comparison with “peer” companies and other assessments, it was recommended among other matters to develop long term incentive compensation goals for executives and a compensation program for non-employee directors.

                A significant factor at play in the level of long-term equity based compensation grants to executive officers and directors is the succession in equity compensation plans adopted by the Company and its shareholders:  The 1996 Stock Incentive Plan, or the “1996 Plan”, under which stock options covering approximately 1.8 million shares of Common Stock remained available for grant in 2006, expired in accordance with its terms in November 2006.  In May 2007, the Forward Industries, Inc. 2007 Equity Incentive Plan, or the “2007 Plan”, was approved by shareholders.  Under the 2007 Plan, 400,000 shares of Common Stock were authorized for grants of awards of stock options and restricted stock.  This much lower number of shares authorized for awards under the 2007 Plan implies a much more modest level of grants in the near- and medium term, or until another equity plan is adopted, if at all.

Compensation Philosophy

    Under its charter the Compensation Committee is responsible for developing the Company's compensation philosophy and compensation structure, levels, programs and amounts for executives and directors of the Company.  There is no authority under the Committee’s Charter to delegate these functions.  The goals of the Company's compensation policies and programs are to (i) offer competitive compensation that will attract and retain the type of high caliber executives and directors necessary to achieve the Company's business objectives and (ii) align the interests of executives with the long-term interests of the Company and its shareholders. The Company has traditionally primarily used (i) base salary, (ii) annual performance-based bonuses, and (iii) equity grants of stock to meet goals for executive compensation.  The Committee considers all three forms of compensation to be appropriate elements of a compensation package, and views performance-based, non-equity incentive compensation (or bonus, as previously termed), and restricted stock as serving an incentive function as well as a compensation function.

                The Compensation Committee does not currently maintain a formula according to which each element of compensation is assigned a fixed or variable percentage of the entire package.  Traditionally, salary has been the primary element, complemented in value in varying percentages by non-equity incentive compensation and grants of equity-based compensation.

Based largely on the recommendations of Reda Associates, non-employee directors have been compensated under a program of a combination of (i) annual cash stipends plus a fixed cash amount per Board and committee meeting attended and (ii) annual grants of options to purchase 10,000 shares of Common Stock at exercise prices equal to the closing price of the Company’s Common Stock on the Nasdaq SmallCap Market on the grant date.

Executive Compensation

                Base Salary

Base salary represents the fixed component of the executive compensation program.  Determination of base salary levels is established based on (i) appropriate reviews of marketplace competitiveness with similar companies in the sector, (ii) contribution to Company operational competence, and (iii) internal relationships, such as longevity in the Company’s employ. Periodic increases in base salary are tied to contribution to overall performance, length of service, and other factors such as the quality of execution of specific mandates set by the Board and general business and economic conditions.

                Non-equity Incentive Compensation (Bonus)

Bonus represents the variable cash component of the executive compensation program and is tied to (i) Company financial performance and (ii) from time to time achievement of specified qualitative objectives. While the Committee’s compensation philosophy is to base a portion of the executives’ cash compensation on bonus, no executive is guaranteed a bonus.  Annual bonus must be earned, in whole or a percentage part, based on the Company’s achievement in whole or part of financial targets.  These targets represent performance goals measured by fiscal year-end results of operations.  Targets are established at the beginning of each fiscal year by the Compensation Committee, based primarily on the prior year’s operating results and on management’s projections for the current fiscal year.  In prior years, targets were based primarily on the achievement of specified amounts of pre-tax income  However, in light of incurrence of operating losses in the past two fiscal years, in significant measure due to changes in the Company’s cell phone case customer market, the Compensation Committee deemed it appropriate to establish financial targets that are based on more flexible indicia of operating performance and to reserve to itself discretion to award bonus based on additional factors, such as the executive’s discharge of the responsibilities of his office that particularly inure to the benefit of the Company.

                Long-term incentives:  Stock Options and Restricted Stock Awards

The Compensation Committee believes that an important goal of the executive compensation program should provide executives with an opportunity to increase their ownership of Common Stock and to gain financially if the Company’s stock price increases.  This applies also to key employees who have significant sales or administration responsibility roles in the future success of the Company. This approach promotes closer alignment between the best interests of shareholders and those of executives and employees.

                Other Compensation

                Executive officers participate in benefits offered to all employees generally, including health. life, and disability insurance, and partial matching Company contributions to 401K plans.  In addition, under their respective employment agreements, each named executive officer has received a monthly allowance or set expense reimbursement for the use and maintenance of an automobile.

                Director Compensation

Our program for compensation of non-employee directors was amended in November 2005 in response in part to Reda Associates’ recommendations and, as amended, was unanimously approved by the Board of Directors.  Under this program, each non-employee director receives an annual stipend of $20,000, payable in quarterly increments of $5,000, and the chairman of each committee receives an additional $2,000 stipend per committee chair. In addition, each non-employee director receives $2,000 for each board meeting attended, including those held via conference call (directors’ fees for attendance at meetings held via conference call have been reduced—see “Action for Fiscal 2009”), and, $1,000 for each committee meeting attended (unless attended in conjunction with a board meeting) and is entitled to reimbursement for actual and reasonable travel expenses incurred for attendance at such meetings.  In addition, since 2003, it has been the policy to grant annually options to purchase 10,000 shares of Common Stock at an exercise price equal to the market price on the date of the grant as quoted on the Nasdaq SmallCap Market.  Executive officers who also serve on the Board of Directors receive no director’s compensation for such service.

Committee Practices

                In conjunction with each fiscal year-end meeting of the Board, the Compensation Committee meets to discuss and fix the target that will determine the level at which non-equity incentive compensation may be earned by executive officers.  It has not been the policy or practice of the Compensation Committee to exercise discretion in, relax, waive, or modify non-equity incentive compensation targets during a fiscal year when it has become apparent that the target would not be achieved or might be too easily achieved.  Rather, the practice has been to adjust the target in the subsequent year in balance with anticipated results in an effort to promote executives’ optimal performance with an appropriate target.

                When an executive’s employment term is to expire, the Committee meets to determine terms and conditions of renewal or post-employment compensation, as applicable.  Out of cycle adjustments to salary or other elements of compensation are not typical, but do occur upon a change in title or when situations involving particular merit warrant.  The chief executive officer does not participate in the decision-making or discussions of the Committee except to make recommendations relating to other executives and employees.  He may not be present at Committee discussions of his own compensation.  The Committee makes recommendations to the full Board with respect to compensation of directors, and approval by the full Board is required in respect of such matters.

                Grants of stock option and restricted stock awards are typically approved by the Compensation Committee in conjunction with Board and Committee meetings held on the day that the Company issues its financial results for a quarterly or annual period.  The practice of the Compensation Committee is to set the grant date, and tie the exercise price of options and the price of restricted stock, at which awards are issued (for financial reporting purposes under FAS 123(R)), to the closing price of the Company’s Common Stock on the second trading day after results are issued.  The Compensation Committee believes that grants of equity awards should be made at a price that reflects the public trading markets’ full accounting of quarterly earnings releases.

Fiscal 2008 and Fiscal 2007 Compensation

Executive Officers.  In conjunction with Mr. Ball’s announcement of his intention to retire as Chief Executive Officer at the end of his employment term, the Board of Directors decided in August 2007 that, effective upon such retirement, Douglas W. Sabra would succeed Mr. Ball as president (chief executive officer), and James O. McKenna would succeed Mr. Sabra as chief financial officer.  Mr.. Sabra and Mr. McKenna have been serving in those capacities since January 1, 2008.  During the period October 1, 2006 to December 31, 2007, Jerome E. Ball served as Chairman and Chief Executive Officer, Michael M. Schiffman served as President and Chief Operating Officer, and Mr. Sabra served as Chief Financial Officer.  The following discussion is based on the service periods of these executives in the indicated capacities.

At its November 2007 meeting, the Compensation Committee determined to increase by $25,000 the base salary compensation of each of Mr. Sabra and Mr. McKenna, to $250,000 and $175,000, respectively, upon their succession to their new offices, effective January 1, 2008.  In addition, the Committee approved awards to Mr. Sabra and Mr. McKenna of 20,000 shares of restricted stock and 3,000 shares of restricted stock, respectively, under the 2007 Plan.  These awards of restricted stock vest one-third on January 2, 2009, one-third on January 2, 2010, and one-third on January 2, 2011.  The Compensation Committee determined that Mr. Sabra merited the increase and grant in view of his performance as chief financial officer, the discipline brought to the Company’s financial function, his increased responsibilities as chief executive officer, and the level of compensation paid to Mr. Ball under his expiring contract, as well as to establish an incentive component.  The Committee determined that Mr. McKenna merited the increase and grant in light of his past performance as Controller and in view of his increased responsibilities.

At its November 2007 meeting, the Compensation Committee also determined that Mr. Sabra would be eligible to earn non-equity incentive compensation equal to 3% (i.e., three percent) of the amount, if any, of the Company’s pre-tax income for Fiscal 2008.  In calculating pre-tax income, “other income (expense)” is excluded as it consists predominantly of interest income and would not constitute a measure of the executive’s performance.   The Compensation Committee reserved to its discretion the grant of non-equity incentive compensation to Mr. McKenna.   These targets, set by the Committee after the Company recorded its first operating and net loss in a number of years, reflected (i) an expectation that operating results in the cell phone sector could turn around after two consecutive years of declines and (ii) a movement toward more flexible targets rather than a hard target of a specified level of pre-tax income.

Based on operating results for Fiscal 2008 that showed a pre-tax loss, neither Mr. Sabra nor Mr. McKenna earned any bonus tied to achieving that target.

In August 2008 the Company entered into an amended and restated employment agreement with Mr. Sabra and entered into an employment agreement with Mr. McKenna.  The primary purpose of these actions was to grant change of control protection and benefit.  After extended deliberations, the Compensation Committee concluded that such protection was appropriate in light of a number of factors, its significant cash balances that might make the Company attractive to potential acquirers, conditions in the capital markets, and significantly the benefits to the Company of retaining the focused services of Messrs. Sabra and McKenna, who might perceive the term of his employment at risk from an arbitrary termination at the hands of successor board and management in case of a change of control.  The definition of “change of control” and terms of the change of control protection and related payments are summarized in the Company’s Proxy Statement under the caption “Executive Compensation and Related Information—Post-Employment Compensation;—Employment Agreements”.

Mr. Sabra’s amended and restated Agreement also effected certain changes to his pre-existing agreement, including the following:  extension of the employment term by one year to December 31, 2009, from December 31, 2008; modification of the target for determining whether he is entitled to earn non-equity incentive compensation (bonus) in the fiscal year ending September 30, 2009 to permit the Compensation Committee to set targets that may or may not include pre-tax income; and clarification that in case of termination without cause (not in connection with a change of control), Mr. Sabra would receive salary for the greater of six months or the balance of the term remaining at the time of termination  The Committee believed that the extension of the term by one year was operationally expedient because renewal notification would have been required in September 2008 in any event under the pre-existing agreement.  The determination to base target for determining whether bonus would be earned on a more flexible set of criteria was warranted in the Committee’s view because of the incurrence of operating losses that are in significant part attributable to a set of customer-specific issues.  The last change, relating to severance, resolved an ambiguity in the language of his pre-existing agreement.

Under his new Agreement, with an initial term expiring December 31, 2009, Mr. McKenna’s salary for service as chief financial officer of the Company was not modified, Mr. McKenna will be eligible to earn bonus compensation based on achievement of targets set by the Compensation Committee in respect of each fiscal year during the term.  In addition, if his employment is terminated without cause (not in connection with a change of control), Mr. McKenna is entitled to six months of severance at the prevailing salary rate.  The Compensation Committee determined that, in connection with the decision to grant change of control protection, the formal framework and predictability of a defined term of service and terms of compensation were appropriate.

Mr. Ball’s and Mr. Schiffman’s terms of office expired on December 31, 2007.  With respect to Fiscal 2007 and the first fiscal quarter of Fiscal 2008, Messrs. Ball ($325,000), Schiffman ($325,000), and Sabra ($225,000) each received salary as provided under their separate employment agreements.  Mr. Sabra’s salary was increased in November 2006 from the Fiscal 2006 level in view of the caliber of his services as Chief Financial Officer and in view of the fact that he received neither bonus compensation nor equity-based grants. Non-equity incentive compensation was not paid to any executive in Fiscal 2007 because of the failure of the Company to meet target levels of pre-tax income fixed by the Compensation Committee in the first quarter of Fiscal 2007.

    In May 2007, under the 2007 Plan the Compensation Committee granted 33,000 shares of restricted stock to employees, including 20,000 shares to Mr. Sabra and 3,000 shares to Mr. McKenna, at that time the Company’s Chief Financial Officer and Controller, respectively.  The vesting schedule for these grants is one-third upon the date of grant, May 4, 2007, one-third on the first anniversary of the date of grant, and one-third on the second anniversary of the date of grant.

                Directors.  During Fiscal 2008 and Fiscal 2007, non-executive directors received cash and equity-based compensation in accordance with the Company’s program for director compensation.  The Compensation Committee’s evaluation in each year was that no changes were necessary or appropriate to this program.  Accordingly, Messrs. Ball (entitled to compensation for partial year only) Chiste, Galloway, Hamilton, Levy (partial year of service), Lipschitz, Ricken (partial year of service), and Schiffman (entitled to compensation for partial year only) received the compensation set forth under “Executive Compensation and Related Information—Director Compensation” of the Company’s Proxy Statement in respect of Fiscal 2008.

                Post Employment Compensation.    In August 2007, the Compensation Committee approved a two-year consulting agreement with Jerome E. Ball upon his retirement as chief executive officer as of January 1, 2008.  The Compensation Committee determined that Mr. Ball’s business experience, his ability and desire to provide advice as to potential acquisitions, and his ten years of service with the Company  warranted this action.  In addition, other than benefits afforded to all employees generally, Mr. Ball would not, but for the consulting agreement, have received severance benefits upon the expiration of his employment agreement.  The terms of this agreement are described in the Company’s Proxy Statement under the caption “Consulting and Severance Arrangements”.  It was largely in recognition of his years of service with the Company, that, upon Mr. Ball’s death in April 2008,  the Compensation Committee in May 2008 decided to extend the exercise period of outstanding options held by his estate for one year from date of death.

                In January 2008 the Company and Mr. Schiffman entered into a Severance and Release Agreement, the terms of which are described in the Company’s Proxy Statement under the caption “Consulting and Severance Arrangements”.  The six months salary severance amount and entitlement to standard employee benefits under this agreement are consistent with the terms of Mr. Schiffman’s employment agreement that expired December 31, 2007.  The Compensation Committee determined that this agreement resolved in the best interests of the parties certain differences as to the circumstances of termination and applicability of post-term restrictive covenants.

Action for Fiscal 2009

    Executive Officers.  In December 2008 the Committee approved the terms of performance-based targets to determine non-equity incentive (bonus) compensation, if any, that can be earned in respect of Fiscal 2009 by Messrs. Sabra and McKenna pursuant to their respective employment agreements.  Mr. Sabra and Mr. McKenna will be entitled to earn bonus compensation to the extent of 5% and 2%, respectively, of operating income (exclusive of “other income (expense”)), if any, recorded by the Company in Fiscal 2009.  In addition, Messrs. Sabra and McKenna may be entitled to bonus based on achievement of one or more of operational, financial, execution, or other goals at the end of Fiscal 2009, in the discretion of the Committee.  The Committee believes the operating income goals to be challenging, in light of current operating losses, but achievable if management can reverse certain sales trends.  The discretionary targets reflect the flexibility the Committee believes it needed to preserve in order to maintain incentives in the background of a very uncertain economy and financial markets.

In December 2008 the Committee also determined to award Mr. Sabra and Mr. McKenna 15,000 shares and 6,000 shares, respectively, of restricted stock pursuant to the Company’s 2007 Equity Incentive Plan. These awards vest in equal amounts over three years commencing on the first anniversary of the grant date, which was the close of business on the second business day after release of  results of operations for Fiscal 2008, or December 17, 2008.   and shall have a grant price per share as of the close of trading on the grant date.  This award reflects the Committee’s commitment to award equity-based compensation as an incentive component to the Named Executive Officers in proportions perceived to reflect anticipated contributions by each executive..

                Directors.  In December 2008, the Compensation Committee voted unanimously to reduce directors’ fees for participation in telephonic meetings of the Board and Committees of the Board to $500.00 per meeting from $2,000.00 per meeting, subject to certain exceptions for meetings on specified matters as the Compensation Committee may, from time to time, determine  The Committee determined this action to be appropriate in light of the nature and size of the Company, its current results of operations, and general conditions in the economy.  Other elements of director compensation were not changed.  It is anticipated that award of equity compensation will be discussed and established after the new Compensation Committee is convened after the annual meeting of shareholders in February 2009.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis.  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement in respect of the 2009 Annual Meeting of Shareholders.

Submitted by Members of the

Compensation Committee*:

John Chiste

Bruce Gallowqy

Fred Hamilton

Louis Lipschitz, Chairman

The report of the Compensation Committee is dated December 9, 2008:

The report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the SEC’s proxy rules (other than as specified), or to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically request that the information be treated as soliciting material or specifically request that the information be incorporated by reference into a filing under the Securities Act of 1933 or the Exchange Act, other than by incorporation of the Report by reference into our Annual Report on Form 10-K in respect of the fiscal year ended September 30, 2008.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2008, and as of the date of this Proxy Statement, none of the members of the Compensation Committee is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee, board of directors, or equivalent body of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Summary Compensation Table

The following table sets forth certain summary information for the fiscal years ended September 30, 2008 and 2007, showing all compensation paid or earned for services rendered in all capacities for those years of service by persons who served as our President/Principal Executive Officer, our Principal Financial Officer, and our Chief Operating Officer, who are the only executive officers whose total compensation exceeded $100,000 during Fiscal 2008 and 2007. We refer to the officers in the table below collectively as our Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Douglas W. Sabra(3) Acting Chairman of the Board Principal Executive Officer	2008 2007	243,750 220,000	44,992 40,718	25,922 21,434	314,663 282,152
James O. McKenna(3) Principal Financial Officer	2008	163,750	6,749	12,162	182,661
Jerome E. Ball(3)(4)(5) Chairman of the Board and Principal Executive Officer	2008 2007	81,250 325,000	-- --	151,513 31,819	232,763 356,819
Michael M. Schiffman(3)(5)(6) President and Chief Operating Officer	2008 2007	81,250 325,000	-- --	165,812 20,416	247,062 345,416

(1)      The amount shown under “Stock Awards” represents the compensation cost of the award to the Company computed in accordance with FAS 123(R).  Generally, under FAS 123(R) compensation cost is initially measured based on the grant date fair value of the award and recognized over the period or periods during which an employee is required to provide service in exchange for the award (the vesting period).  The values in the table represent the cost of this compensation to us in Fiscal 2008 and 2007.  FAS 123(R) also requires the calculation of potential award forfeitures, which information is not presented in the table.   See the table “Grants of Plan Based Awards in Fiscal 2008” for the grant date fair value of the award.  See Note 8 to the Financial Statements included in our Annual Report on Form 10-K that accompanies this Proxy Statement for a description of the assumptions used in valuing awards of stock options and restricted stock grants.

(2)      The following table sets forth the components of All Other Compensation.

Name	Fiscal Year	Auto ($)	Company Contributions to Retirement & 401(K) Plans ($)	Severance and Consulting	Total ($)
Douglas W. Sabra	2008 2007	17,527 15,061	8,395 6,373	-- --	25,922 21,434
James O. McKenna	2008	5,541	6,621	--	12,162
Jerome E. Ball	2008 2007	5,263 23,619	-- 8,200	146,250 (4) --	151,513 31,819
Michael M. Schiffman	2008 2007	3,312 14,216	-- 6,200	162,500 (6) --	165,812 20,416

(3)           Mr. Sabra served as Principal Financial Officer for the first quarter of Fiscal 2008 as well as for all of Fiscal 2007.  Mr. McKenna began service as Principal Financial Officer on January 1, 2008.  Mr. Ball served as Principal Executive Officer for the first quarter of Fiscal 2008 as well as for all of Fiscal 2007.  Mr. Schiffman served as President (but not chief executive officer) and Chief Operating Officer for the first quarter of Fiscal 2008 as well as for all of Fiscal 2007.

(4)           Pursuant to the terms of a consulting agreement effective January 1, 2008, Mr. Ball and his estate received a total of $146,250, including $100,000 as a death benefit in May 2008.  Such compensation may be deemed paid in connection with his retirement upon expiration of his employment agreement on December 31, 2007.  For further information relating to compensation paid to Mr. Ball in Fiscal 2008 for his services as consultant, see “Consulting and Severance Arrangements”, below.

(5)           Named Executive Officers do not receive director compensation during their service as an executive officer.  Mr. Ball and Mr. Schiffman began receiving director compensation commencing January 1, 2008.  See “Director Compensation”, below.

(6)           In connection with expiration of his employment agreement on December 31, 2007, we entered into a severance agreement with Mr. Schiffman pursuant to which the Company paid him $162,500.  For further information relating to this agreement, see “Consulting and Severance Arrangements”, below.

                In the above tables, all salary amounts were paid in accordance with the terms of the Named Executive Officers’ respective employment agreements applicable to the year of service.  Mr. Sabra’s agreement was amended in November 2006 to increase salary to an annual rate of $225,000 and again effective January 2008 to increase salary to an annual rate of $250,000 upon succeeding Mr. Ball as President (chief executive officer).  No non-equity incentive compensation (previously referred to in our proxy statements and annual reports as “bonus”) was paid to any of the above officers in Fiscal 2008 or Fiscal 2007 because targets established by the Compensation Committee in order to earn such compensation were not met in either year.  Accordingly, no disclosure is made in the Summary Compensation Table.  The restricted stock awards to Mr. Sabra and Mr. McKenna are more fully described in the next table.

                All items of “All Other Compensation” in the table in note (2) above were paid in accordance with the terms of the Named Executive Officers’ employment agreements.  These items of compensation are not paid to employees generally, except in the case of contributions to 401K plans.  Under that benefit, employees receive matching contributions equal to a percentage their contribution to the 401K plan.

Grants of Plan-Based Awards in Fiscal 2008

The following table sets forth information concerning grants of plan-based awards to the Named Executive Officer in Fiscal 2008.

Name	Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Stock Awards: Grant Date Fair Value ($)
Douglas W. Sabra	11/29/2007	1/02/2008	20,000	47,400
James O. McKenna	11/29/2007	1/02/2008	3,000	7,110

In November 2007 the Compensation Committee of the Board of Directors, as administrator of the Forward Industries, Inc. 2007 Equity Incentive Plan (“Plan”), approved a grant to Mr. Sabra, subject to his assuming the office of principal executive officer of the Company, of 20,000 shares of restricted stock, one third of which grant is scheduled to vest on January 2, 2009, one third to vest on January 2, 2010, and one third to vest on January 2, 2011.  In addition, the Compensation Committee, as Plan administrator, approved a grant to Mr. McKenna, subject to his assuming the office of principal financial officer of the Company, of 3,000 shares of restricted stock, with the same vesting schedule as that for Mr. Sabra.  The grant date for both awards is January 2, 2008. Under the Plan, the Company may grant to employees, officers, and directors restricted stock and options to purchase our Common Stock at grant prices (or equivalent values) and exercise prices equal to the market price of our Common Stock on the Nasdaq SmallCap Market on the date of grant.

Outstanding Equity Awards at Fiscal Year-End 2008

                The following table shows the amount and value of equity-based awards granted to the Named Executive Officers that were outstanding at the end of Fiscal 2008.

	Option Awards (1)			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Douglas W. Sabra				26,666 (2)	54,665
James O. McKenna	--	--	--	4,000 (3)	8,200
Jerome E. Ball	--	--	--	--	--
Michael M. Schiffman	--	--	--	--	--

(1)       There were no outstanding options that were unexercisable or unearned as of September 30, 2008.

(2)       Of these shares of restricted stock, 6,666 are part of a May 4, 2007 grant, vesting on May 4, 2009, and 20,000 were granted on January 2, 2008, of which 6,667, 6,667 and 6,666 vest on January 2, 2009, 2010, and 2011, respectively.  Market value was calculated using the closing bid price of the Company’s common stock on September 30, 2008, or $2.05 per share.  As of December 15, 2008, the closing bid price of the Common Stock was $2.49.  The closing bid price of the Common Stock on the grant dates of May 4, 2007 and January 2, 2008 were $3.49 and $2.37 per share, respectively.  See Note 8 to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, which accompanies this Proxy Statement for a description of the assumptions with respect to the valuation of awards of options and restricted stock.

(3)       Of these shares of restricted stock, 1,000 are part of a May 4, 2007 grant, vesting on May 4, 2009, and 3,000 were granted on January 2, 2008, of which 1,000, 1,000, and 1,000 vest on January 2, 2009, 2010, and 2011, respectively.  Market value was calculated using the closing bid price of the Company’s common stock on September 30, 2008, or $2.05 per share.  As of December 15, 2008, the closing bid price of the Common Stock was $2.49.  The closing bid price of the Common Stock on the grant dates of May 4, 2007 and January 2, 2008 were $3.49 and $2.37 per share, respectivley.  See Note 8 to the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, which accompanies this Proxy Statement for a description of the assumptions with respect to the valuation of awards of options and restricted stock.

2008 Option Exercises and Stock Vested

The following table shows (i) the number of shares acquired and the value realized as a result of option exercises by the Named Executive Officers in Fiscal 2008 and (ii) the value of restricted stock awards that vested in Fiscal 2008.  The stock options were granted pursuant to the 1996 Plan and the restricted stock grants were made pursuant to the 2007 Plan.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Douglas W. Sabra	--	--	6,667	$15,801
James O. McKenna	--	--	1,000	$2,370
Jerome E. Ball	122,000	$74,900 (1)	--	--
Michael M. Schiffman	--	--	--	--

(1)               The value realized upon exercise was calculated as the difference between the market price of the Common Stock on the date of exercise less the exercise price of the option.  See Note 8 to the Financial Statements included in our Annual Report on Form 10-K that accompanies this Proxy Statement for a description of the assumptions underlying the valuations of compensation expense recorded on the income statement for the year ended September 30, 2008.

Pension Benefits

We maintain no pension plans or other long-term incentive plans or arrangements available to any employees.

Nonqualified Deferred Compensation

We maintain no nonqualified defined contribution or deferred compensation plans or arrangements.

Post-Employment Compensation

The Company does not maintain any pension, deferred compensation, or other post-employment compensation for executives or employees other than its 401K plan and, as the case may be, pursuant to the terms of employment agreements with its executive officers.  The employment agreements with each of Mr. Sabra and Mr. McKenna expire December 31, 2009. The employment agreements with Mr. Ball and Mr. Schiffman expired December 31, 2007. The Company entered into a Consulting Agreement with Mr. Ball effective January 1, 2008, the terms and payments under which are described below under “Consulting and Severance Arrangements”.  The Company entered into a Severance and Release Agreement with Mr. Schiffman effective January 1, 2008, the terms and payments under which are described below under “Consulting and Severance Arrangements”.

Accordingly, the following discussion applies to the agreements of Mr. Sabra and Mr. McKenna only.  See “Employment Agreements”, below, for further information relating to the terms of employment.

Termination for Cause

Upon termination of employment for “cause” (as summarized below under “Employment Agreements”), the Named Executive Officer is entitled to (i) earned and unpaid salary accrued through the date of termination, (ii) compensation for any unused personal holidays and unused vacation days accrued in the fiscal year in which termination occurs through the date of termination, (iii) all unreimbursed business-related expenses, and (iv) accrued and unpaid benefits (other than bonus, for which he is not eligible) that may be due the executive on the date prior to the date of termination under any employee benefit plan or program, including stock options, grants of restricted stock or other benefits that are vested on such date.

Termination without Cause or by Executive for Good Reason (not in connection with a Change of Control)

Upon termination of employment for good reason (the term “good reason” is summarized below under “Employment Agreements”) not in connection with a change of control, the executive is entitled to (i) earned and unpaid salary accrued through the date of termination, (ii) salary at the rate in effect (prior to any rate reduction giving rise to good reason) at termination for six months payable in a lump sum within 15 days as severance (except that in the case of Mr. Sabra only, in case of termination of employment without cause not in connection with a change of control, Mr. Sabra is entitled to receive severance at the rate in effect at the date of termination equal to the greater of (a) six months and (b) the balance of the term remaining under the agreement), (iii) unreimbursed business-related expenses, (iv) compensation for any unused personal holidays and unused vacation days accrued in the fiscal year in which termination occurs, (v) except in case of non-renewal occurring at end of term, the ratable amount of bonus to which executive may be entitled, and (vi) any accrued and unpaid benefits, including stock options, grants of restricted stock or other benefits that are vested, as of the date prior to the date of termination, under any employee benefit plan or program.  The Company’s election to give notice of non-renewal in connection with the end of the term is considered to be termination without cause.

Termination upon disability or death

Upon termination of employment in the event of disability (as summarized below under “Employment Agreements”) or death, the executive or his estate is entitled to (i) earned and unpaid salary through the date of termination, (ii) all unreimbursed business-related expenses, (iii) compensation for any unused personal holidays and unused vacation days accrued in the fiscal year in which termination occurs, (iv) the ratable amount of bonus to which executive may be entitled (excluding any pro ration for period of disability), and (v) any accrued and unpaid benefits, including stock options, grants of restricted stock or other benefits that are vested, as of the date prior to the date of termination, under any employee benefit plan or program, as well as benefits under disability, life, and group life insurance policies, as the case may be.

Termination Without Cause or for Good Reason in Connection with a Change of Control

Upon termination of employment without cause or by the executive for good reason, in either case within one year after the occurrence of a change of control (the definition of which is summarized below, under “Employment Agreements”), each executive is entitled to (i) receive severance at his prevailing salary rate for 12 months (prior to any rate reduction giving rise to good reason), (ii) immediate vesting of any unvested options and restricted stock pursuant to applicable equity compensation plans, and (iii) receive the benefits listed above under termination without cause/for good reason not in connection with a change of control, except for severance, which he is entitled to receive as described in this paragraph ).   Mr. Sabra would not be able to terminate his employment for good reason after a change of control as long as he was one of the three most senior and highly compensated executives in the entity surviving after a change of control.  Mr. McKenna would not be able to terminate his employment for good reason after a change of control as long as he was employed as an executive in the financial department in the entity surviving after a change of control.

The table below sets forth information concerning the potential payments upon termination of employment for the Named Executive Officers. Information is provided as if the termination, death, disability, or change in control had occurred as of September 30, 2008.  No Named Executive Officer was entitled to non-equity incentive compensation (bonus) in Fiscal 2008, because the Company’s operating results failed to meet the targets established by the Compensation Committee of the Board of Directors in order for such compensation to be earned.

Name	Termination For Cause (1)	Termination without Cause or by Executive for Good Reason (not in connection with a Change of Control)	Termination upon disability or death (1)	Termination Without Cause or for Good Reason in Connection with a Change of Control
Douglas W. Sabra	--	312,500 (2)	--	304,665 (3)
James O. McKenna	--	87,500 (4)	--	183,200 (5)
(1)

The amounts owed under these circumstances would be limited to accrued salary and benefits payable at the time such termination occurred.  Had the executive qualified to earn bonus during the fiscal year, the executive would have been entitled to his pro rata share of bonus at termination (no bonus is earned in case of termination for cause or during any period the executive is determined to be disabled).

(2)	This amounts represents severance the balance of the term remaining under Mr. Sabra’s employment agreement at his salary rate in effect at September 30, 2008.
(3)

This amount includes $250,000 of severance, representing 12 months of Mr. Sabra’s salary at his prevailing rate in effect at September 30, 2008, and $54,665, representing the market value of 26,666 shares of unvested restricted stock that would vest immediately upon termination.  See “Outstanding Equity Awards at Fiscal Year-End 2008”.

(4)	This amount represents six months of severance at Mr. McKenna’s salary rate in effect at September 30, 2008.
(5)

This amount includes $175,000 of severance, representing 12 months of Mr. McKenna’s salary at his prevailing rate in effect at September 30, 2008, and $8,200, representing the market value of 4,000 shares of unvested restricted stock that would vest immediately upon termination.  See “Outstanding Equity Awards at Fiscal Year-End 2008”.

Consulting and Severance Arrangements

    The Company entered into a two-year consulting agreement with its Chairman and Chief Executive Officer, Jerome E. Ball, that became effective on January 1, 2008 upon his retirement as chief executive officer.  Under the terms of the agreement the Company agreed to pay Mr. Ball $10,000 per month during the term of the consulting agreement and agreed to pay Mr. Ball or his estate, as the case may be, one half the payments remaining under the agreement as a termination benefit if the agreement was terminated due to Mr. Ball’s permanent disability or death during the term of the agreement.  Mr. Ball passed away in April 2008.  Accordingly, the Company made a payment of $100,000 to his estate on May 9, 2008, representing the termination benefit.  In addition, the terms of the agreement provided that if Ball were re-elected to the Board of Directors and served as its Chairman, he was entitled to a fee of $25,000 per annum, payable in monthly installments.  Monthly payments of approximately $2,100 through March 2008 aggregating $6,250 were made to him under this provision of the agreement.

On January 28, 2008, the Company entered into severance arrangements with Mr. Michael M. Schiffman, whose employment as President and Chief Operating Officer expired December 31, 2007.  Under these arrangements, in addition to other customary terms and conditions, Mr. Schiffman was granted a severance package consisting of $162,500, or six months salary at the annual rate under his employment agreement at expiration, vested benefits under the Company’s health and retirement plans in accordance with plan terms, and a release by the Company of potential claims.  Mr. Schiffman released the Company from potential claims and agreed to certain modifications of the non-competition and non-solicitation covenants contained in his employment agreement.

Director Compensation

The following table sets forth information regarding compensation of our directors for Fiscal 2008.  Mr. Sabra is omitted from this table as he does not receive any additional compensation for his services as director.  Mr. Ball and Mr. Schiffman did not receive director compensation in respect of the first quarter of Fiscal 2008 because at that time they were serving as executive officers.  Messers. Ricken and Levy served on the Board until the Annual Meeting of Shareholders in February 2008.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)	Total ($)
Norman Ricken	15,000	--	15,000
Ed Levy	14,500	--	14,500
Bruce Galloway	28,000	11,438	39,438
Louis Lipschitz	29,500	11,438	40,938
John Chiste	20,500	11,438	31,938
Fred Hamilton	20,500	11,438	31,938
Jerome Ball	11,250	8,400	19,650
Michael Schiffman	19,000	11,438	30,438

(1)   Under our policy relating to compensation of directors, each non-employee director receives an annual stipend of $20,000, payable in quarterly increments of $5,000, and the chairman of each committee receives an additional $2,000 annual stipend per committee chair. In addition, each non-employee director receives $2,000 for each board meeting attended (in general, meeting fees for telephonic meetings attended have been reduced to $500 per meeting starting in Fiscal 2009) and $1,000 for each committee meeting attended, unless the committee meeting is held in conjunction with a meeting of the Board, and is entitled to reimbursement for actual and reasonable travel expenses incurred for attendance at such meetings.

(2)   The dollar values under “Option Awards” represent the compensation cost of the award to the Company computed in accordance with FAS 123(R).  Under FAS 123(R) compensation cost is initially measured based on the grant date fair value of the award and recognized over the period or periods services are provided in exchange for the award (the vesting period).  The values in the table represent the cost of this compensation to us in Fiscal 2007.  FAS 123(R) also requires the calculation of potential award forfeitures, which information is not presented in the table.  See Note 8 to the Financial Statements included in our Annual Report on Form 10-K that accompanies this Proxy Statement for a description of the assumptions used in valuing awards of stock options.

                As reflected in the “Option Awards” column of the table above, in Fiscal 2008 under the 2007 Plan, each non-employee director was granted options to purchase 10,000 shares of Common Stock under the 2007 Plan at an exercise price of $2.20 per share, which was equal to the quoted market price of Common Stock on the February 15, 2008, grant date.  In the event any such director ceases to serve as a director, such options expire 90 days after termination of the director relationship.  The Company has maintained the policy of annual grants of 10,000 options to non-executive directors at an exercise price equal to the market price therefore on the date of the grant since 2003.

Employment Agreements

Please refer to the information under the caption “Post Employment Compensation”, above, for information relating to benefits to which Mr. Sabra and Mr. McKenna are entitled under their agreements upon termination of employment.  Please refer to the information under the caption “Consulting and Severance Arrangements”, above, for information relating to benefits received by Mr. Ball and Mr. Schiffman upon expiration of their employment agreements during Fiscal 2008.

Under their respective agreements Mr. Sabra is employed as President (chief executive officer) of the Company at an annual salary of $250,000, and Mr. McKenna is employed as chief financial officer of the Company at an annual salary of $175,000.  The primary purpose of the August 2008 restatement of Mr. Sabra’s agreement and Mr. McKenna’s entry into a new agreement was to grant change of control protection and benefit.  These actions did not effect any change to salary or other compensation except insofar as post-employment benefits are concerned.  The terms of their agreements are substantially similar except those terms relating to title, responsibilities, reporting duties, and certain terms relating to post-employment compensation.  The terms of the agreements expire December 31, 2009.  Each agreement provides for successive one-year renewal terms, unless either party provides written notice of its intention not to renew the agreement not later than 90 days prior to the end of the term (or renewal period). If Forward gives such notice, subject to certain conditions, the executive would be entitled to receive severance as detailed above under “Post-Employment Compensation.”  No stock options or other equity compensation is granted to any such executive pursuant to these agreements.  See “Grants of Plan-Based Awards in Fiscal 2008” above for information relating to awards granted to these executives.

Under their agreements Mr. Sabra and Mr. McKenna are eligible to receive non-equity incentive (bonus) compensation in each year of the term of his agreement based on financial targets set by the Compensation Committee at the beginning of each fiscal year.  Such targets may be based on certain levels or percentages of pre-tax income or other measures of financial performance as fixed by the Committee in its sole discretion.  Under their agreements the executives are entitled to participate under all applicable Company employee benefit plans.

Apart from termination at the expiration of the employment term, each agreement is terminable by the Company for “cause” or upon death or “disability” and by the executive for “good reason”.   The agreements define “cause” as: (a) willful misconduct in connection the performance of duties, including misappropriation of funds or property, or (b) securing for himself or a family member or related entity an improper profit or benefit, or (c) any material breach of a restrictive covenant in his agreement or other breach of fiduciary duty owed the Company, or (d) acting in a manner adverse to the Company’s interests to gain an advantage for himself or a family member or related entity, or (e) a willful failure, neglect or refusal to perform his duties or services which is not remedied within 30 days, or (f) a conviction or nolo contendere or guilty plea in connection with a felony.  The agreements define “good reason” as: (a) assignment to the executive without his consent of duties inconsistent with his position, title, or reporting requirements or other action that diminishes his authority or duties, unless the action is remedied by the Company within 30 days after notice, or (b) a decrease in annual salary rate, or (c) failure by the Company to perform a material obligation that is not remedied after notice.  Under each executive’s employment agreement, the definition of “disability” may be summarized as any disability, illness or incapacity as a result of which the executive can not perform the services contemplated by his agreement for 120 or more consecutive days or for 180 days in any consecutive 12-month period.

Upon the occurrence of a “change of control” the executives are entitled to the severance and other benefits described above under “Post-employment Compensation.”  Under the agreements a “change of control” is deemed to have occurred if: (i) any Person (other than the Company or its Affiliates) becomes the Beneficial Owner directly or indirectly of 50% or more of the voting power represented by the Company’s Common Stock; or (ii) under certain circumstances during any two-year or shorter period, the directors in office at the beginning of such period, or directors nominated for election by such directors, cease to constitute a majority of the Board, except in respect of transactions enumerated in clauses (i), (iii), or (iv) of this definition agreed to be effected by such directors, or (iii) the Company enters into any consolidation, merger, or other business combination or reorganization whereby the shareholders of the Company immediately prior to such transaction  own less than 50% of the voting power of the surviving entity immediately after such transaction, or (iv) the consummation of a plan or agreement for the sale or disposition of all or substantially all the assets of the Company (other than such sale after which such assets are owned directly or indirectly by the shareholders of the Company in the same proportion as prior to such transaction, or (v) any other transaction results that the Board determines in its discretion would materially alter the structure of the Company or its ownership.

With respect to employment agreements in force only during the first fiscal quarter of Fiscal 2008, effective October 1, 2005, we entered into an employment agreement with each of Jerome E. Ball and Michael M. Schiffman, in order to secure their services to Forward during the terms of their respective  agreements, each of which expired December 31, 2007.   No stock options or other equity compensation was granted to any such executive pursuant to these agreements.  Under his agreement, Mr. Ball was employed as our Chairman and Chief Executive Officer at an annual salary of $325,000.  Under his agreement, Mr. Schiffman was employed as our President and Chief Operating Officer at an annual salary of $325,000.

Each of Mr. Ball and Mr. Schiffman was eligible to receive bonus compensation in each year of the term of his agreement based on financial incentives.  In neither Fiscal 2008 nor Fiscal 2007 did the Company achieve the target levels of Pre-Tax Income established by the Compensation Committee, and none of the named executives earned any bonus compensation in respect of those fiscal years.

Each executive named above has agreed to be bound by certain covenants that restrict his ability to compete with the Company or solicit the employment of Company employees after the term of his employment, prohibits disclosure of Company confidential information, and restricts the executive, subject to certain customary exceptions, from making investments in entities that compete with the Company.

Report on Repricing of Options/Sars

                We did not adjust or amend the exercise price of stock options previously awarded to any of our officers or directors during Fiscal 2008.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of September 30, 2008, the number of shares of our Common Stock, our only class of equity securities, issuable upon exercise of outstanding options, warrants and other rights, the weighted average exercise price of such options, warrants and other rights and the number of shares of common stock available for future issuance pursuant to all “equity compensation plans” relating to our common stock. Equity compensation plans include those approved by our shareholders, as well as those not approved by our shareholders, including individual compensation arrangements with one or more of our officers or directors or other persons.

Equity Compensation Plan Information as of September 30, 2008

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders:
1996 Stock Incentive Plan...............	30,000	$9.32	--
2007 Equity Incentive Plan.........	80,000	$2.36	250,500**
Equity compensation plans not approved by security holders	75,000	$1.75	--
Total...............................................	185,000	$3.24	327,000

The terms of the 2007 Equity Incentive Plan and the 1996 Stock Incentive Plan that were approved by shareholders are summarized in Note 8 in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, a copy of which accompanies this Proxy Statement.  The 1996 Stock Incentive Plan expired in accordance with its terms in November 2006 but options authorized and outstanding under the Plan that were not exercised remained outstanding until the earlier of the exercise thereof or the expiration thereof set forth in the terms of grant.  Equity compensation not approved by shareholders relates to the issuance of warrants to purchase shares of common stock to a shareholders relations consultant as partial consideration for services for investor relations matters in 1999.  For a description of the 2007 Equity Incentive Plan, see Note 8 to the Consolidated Financial Statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND management AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information, as of December 17, 2008, with respect to the beneficial ownership of our Common Stock by (i) each person or group who is known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director/director nominee, (iii) each currently serving Named Executive Officer named in the “Summary Compensation Table under "Executive Compensation and Related Information", and (iv) all our current directors and executive officers, as a group (eight persons).

Identity of Beneficial Owner	Number of Shares of common stock	Notes	Percent of Class
Trinad Management, LLC 2121 Avenue of the Stars, Suite 2550 Los Angeles, California 90067	657,791	(a)	8.31%

Directors and Executive Officers

John F. Chiste 1801 Green Road, Suite E Pompano Beach, FL. 33064	--		--
Bruce Galloway 1801 Green Road, Suite E Pompano Beach, FL. 33064	30,000	(b) (c)(d)	*
Fred Hamilton 1801 Green Road, Suite E Pompano Beach, FL. 33064	--		--
Louis Lipschitz 1801 Green Road, Suite E Pompano Beach, FL. 33064	20,000	(c) (d)	*
James McKenna 1801 Green Road, Suite E Pompano Beach, FL. 33064	12,000	(e)	*
Douglas Sabra 1801 Green Road, Suite E Pompano Beach, FL. 33064	65,000	(f)	*
Michael Schiffman 1801 Green Road, Suite E Pompano Beach, FL. 33064	353,427	(g)	4.5%
All directors and executive officers as a group (8 persons)	480,427		6.0%

*Less than 1 percent

(a)

Based on information contained in the Form 4 of Trinad Capital Master Fund Ltd. as filed with the Securities and Exchange Commission on December 1, 2008, as of such date, Trinad Management LLC possessed sole voting power and no dispositive power as to 657,791 shares of Commons Stock.

(b)	Includes 10,000 shares of Common Stock subject to currently exercisable options at an exercise price of $15.91 per share.

(c)	Includes 10,000 shares of Common Stock subject to currently exercisable options at an exercise price of $6.02 per share.
(d)	Includes 10,000 shares of Common Stock subject to currently exercisable options at an exercise price of $2.85 per share.
(e)

Includes 1,000 shares of restricted Common Stock that vest on May 4, 2009, 3,000 shares of restricted Common Stock that vest in equal proportions on January 2, 2009, 2010 and 2011, and 6,000 shares of restricted Common Stock that vest in equal proportions on December 18, 2009, 2010 and 2011.

(f)

Includes 6,666 shares of restricted Common Stock that vest on May 4, 2009, 20,000 shares of restricted Common Stock that vest as follows: 6,667 on January 2, 2009, 6,667 on January 2, 2010 and 6,666 on January 2, 2011, and 15,000 shares of restricted Common Stock that vest in equal proportions on December 18, 2009, 2010 and 2011.

(g)

Includes 32,000 shares of Common Stock held by the CAIGOS Foundation, a 501(c)(3) corporation established and controlled by Mr. Schiffman and certain members of his immediate family, as to which shares Mr. Schiffman disclaims beneficial ownership.

 See “Securities Authorized for Issuance Under Equity Compensation Plans”, above.

Change in Control

                To our knowledge, no change of control has occurred since the beginning of Fiscal 2008.  We do not know of any arrangements, including any pledge of our Common Stock by holders, the result of which may at a future time result in a change in control of the Company.

Section 16(a)  Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and executive officers and persons who beneficially own more than ten percent of each class of our equity securities that is registered under the Exchange Act are required to file the following reports with the Commission:  Form 3 initial reports of ownership and status as an officer or director; Form 4 reports of changes in ownership of Common Stock and other equity securities of the Company; and Form 5 reports with respect to any fiscal year in which other reports may not have been filed.  Officers, directors, and persons who beneficially own more than ten percent of a registered class of our equity securities are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file.  To our knowledge, based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended September 30, 2007, and Form 5 reports and amendments thereto furnished to us with respect to that fiscal year, and based on written representations that no Form 5 or other reports were required with respect to the fiscal year ended September 30, 2008, all Section 16(a) filing requirements applicable to our officers and directors and beneficial owners of more than ten percent of our Common Stock were complied with on a timely basis.

Certain Relationships, Director Independence, and Related Transactions

Director Independence.  Our Board of Directors has determined that each of Messrs. Chiste, Galloway, Hamilton and Lipschitz is an "independent director" within the meaning of that term as specified in Nasdaq Marketplace Rule 4200(a)(15).  (Such determinations were also made with respect to Messrs. Levy and Ricken during their tenure on the Board in Fiscal 2008 until their decisions not to stand for re-election to office in February 2008.)  Such directors constitute the entire membership of  the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board of Directors in compliance with NASDAQ Marketplace Rules 4350(d)(1), 4350(c)(3), and 4350(c)(4).  See “Structure and Practices of the Board of Directors—Board of Directors and Director Independence.”

Related Transactions.  See "Executive Compensation and Related Information" for information relating to compensation arrangements between the Company and its executive officers and between the Company and its non-employee directors. None of the directors engaged in a transaction requiring disclosure under Item 404 of Regulation S-K.

                The Nominating and Governance Committee of the Board of Directors under its charter is charged with the responsibilities of identification, review, evaluation, and approval or rejection of related party transactions (as described in Item 404 of Regulation S-K under the Exchange Act) and conflicts of interest between the Company and any related party.  In evaluating any such transaction or potential conflict of interest, the Committee evaluates, among other factors, the utility and cost of services or property to be received by the Company, an assessment of whether comparable property or services can be obtained at better rates in the relevant market, the benefit to be received by the related party, whether such benefit is proper and appropriate in all respects, the absence of any actual or potential harm or prejudice to the Company and its business interests and prospects, and whether the transaction as a whole is believed to be fair and reasonable.  Pursuant to its Charter mandates, the Committee has adopted governance principles that, among other matters, (i) requires a specific resolution approving any transaction in which any director would provide services to the Company outside his duties as director and (ii) prohibits a director from receiving a personal, compensatory benefit (i.e., one that is not shared by directors or shareholders generally on a pro rata basis), directly or indirectly, arising from a transaction in which the Company is a party or otherwise involved.

In respect of the fiscal year ended September 30, 2008, Steven Malsin, our corporate secretary, billed us $153,488 for legal services rendered by his firm.  In addition he received $14,000 in consideration for services he performed as corporate secretary in respect of that fiscal year.

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Report of the Audit Committee

The report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be or be deemed to be incorporated by reference into any prior or subsequent filing by Forward under the Securities Act of 1933 or the Exchange Act except to the extent expressly incorporated by reference.  The Committee’s report is as follows:

“Under its Charter, the purposes of the Audit Committee are to assist the Board of Directors of the Company in its oversight of (i) the integrity of the Company’s financial statements, (ii) compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors, and to prepare this report.  The Company’s Board has concluded that all members of the Committee are independent in accordance with rules and regulations of the Securities and Exchange Commission and applicable listing standards of Nasdaq.  Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the reporting process, and the effectiveness of internal control over financial reporting.  Management is also responsible for maintaining the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The Committee met and reviewed and discussed with management the audited, consolidated financial statements in respect of the fiscal year ended September 30, 2008, included in the Company’ Annual Report on Form 10-K in respect of such fiscal year.  Management represented to the Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.  The Committee has reviewed and discussed the audited consolidated financial statements with management and the Company’s independent registered public accounting firm, Kaufman, Rossin & Co., P.A.  The Committee met and reviewed with Kaufman, Rossin its judgments as to the fair and complete presentation of the Company’s application of accounting principles.

The Audit Committee discussed with Kaufman, Rossin the overall scope and plan for its audit of the above-referenced financial statements.  The Committee, with and without management present, discussed with Kaufman, Rossin the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In the performance of its oversight function, the Committee also discussed with Kaufman, Rossin the matters required to be discussed by Statement of Auditing Standards No. 114 as amended, The Auditor’s Communication with those Charged with Governance.  The Audit Committee received the written disclosures and the letter from Kaufman, Rossin required by applicable requirements of the Public Company Accounting Oversight Board regarding Kaufman, Rossin’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from management and the Company.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the Company’ audited financial statements as at, and for the year ended, September 30, 2008, be included in the Annual Report on Form 10-K for such fiscal year, for filing with the Securities and Exchange Commission.  The Committee has selected and the Board approved, subject to shareholder ratification, the appointment of Kaufman, Rossin as the Company’s independent registered public accounting firm.”

This report is submitted on behalf of the members of the Audit Committee*:

John F. Chiste, Chairman
Bruce Galloway
Fred Hamilton
Lou Lipschitz

____________________

*The report of the Audit Committee is dated December 9, 2008.

Principal Accountant Fees and Services

                Our Audit Committee must pre-approve all audit and non-audit services involving Kaufman, Rossin & Co., P.A., the Company's independent auditors.  In addition to review and audit work necessary for the Company to file required reports under the Exchange Act (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K), the Company's independent auditors may perform non-audit services other than those prohibited by the Sarbanes-Oxley Act of 2002, provided that they are pre-approved by the Audit Committee.  Non-audit services that our independent accountants may not provide include:  bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; and legal services and expert services unrelated to the audit.

                Our Audit Committee regularly meets to review and approve the audit and review scope concerning the audit or review of the Company's financial statements to be filed with the Securities and Exchange Commission, including the audit fees associated with this service. Furthermore, the fees and terms of permitted non-audit services that are recurring, if any, must be approved by the Audit Committee.

                Proposals for other (i.e., non-recurring) non-audit services to be performed by the Company's independent auditors that are allowable in accordance with this policy must be pre-approved by the Audit Committee.  The Company's chief financial officer will review for compliance with this policy and obtain necessary pre-approvals.

Audit Fees

The following table sets forth the aggregate fees for professional services billed to us by Kaufman, Rossin & Co., P.A.  for professional services rendered in Fiscal 2008 and Fiscal 2007.

	Year Ended September 30,
	2008	2007
Audit Fees [1]....................................................	$140,028	$132,827
Audit-related Fees [2]......................................	0	0
Tax Fees [3]......................................................	0	0
Other Fees [4]...................................................	0	0
	$140,028	$132,827

[1]

Includes fees billed for audit of our audited consolidated financial statements for the fiscal years ended September 30, 2008 and 2007, and for reviews performed with respect to our unaudited, quarterly consolidated financial statements published during such periods included in Form 10-Q, including services that are normally provided by Kaufman, Rossin & Co., P.A.,  in connection with statutory and regulatory filings, such as the issuance of consent letters.

[2]

Includes the aggregate fees billed for the fiscal years ended September 30, 2008 and 2007, for assurance and related services by Kaufman, Rossin & Co., P.A., that are reasonably related to the performance of the audit or review of Forward's financial statements and not reported under Audit-related Fees.  The Company incurred no such cost in either period.

[3]

Includes the aggregate fees billed for the fiscal years ended September 30, 2008 and 2007, for tax compliance and tax advice including preparation and filing of the Company's U.S. Federal and state income tax returns by Kaufman, Rossin & Co., P.A.   The Company incurred no such cost in either period.

[4]

Includes the aggregate fees billed for the fiscal years ended September 30, 2008 and 2007, by Kaufman, Rossin & Co., P.A. and not included in the other categories included in the table. The Company incurred no such cost in either period.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Appointment of Accountants

Our Board of Directors is recommending to shareholders that they ratify the appointment of Kaufman, Rossin & Co., P.A., as Forward’s independent registered public accounting firm for the fiscal year ending September 30, 2009.

Shareholder approval of the appointment is not required.  The Board believes that obtaining shareholder ratification of the appointment is a sound governance practice.  Our Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of our Company and its shareholders.

Representatives of Kaufman, Rossin & Co., P.A. will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder Vote Required

The affirmative vote by a majority of the votes of Common Stock cast at the Annual Meeting by holders of shares present in person or by proxy is required to ratify the appointment of Kaufman, Rossin & Co., P.A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KAUFMAN, ROSSIN & CO., P.A., AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF FORWARD FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2010

Shareholder proposals intended to be considered for inclusion in our proxy statement and form of proxy for presentation at our 2010 annual meeting of shareholders relating to the fiscal year ending September 30, 2009 (currently expected to be held in February 2010), in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act must be sent to our offices at 1801 Green Road, Suite E, Pompano Beach, Florida 33064, addressed to the attention of our Corporate Secretary/Annual Meeting, and must be received not later than August 19, 2009.  All proposals must comply with applicable Securities and Exchange Commission rules and regulations

Outside the processes of Rule 14a-8 under the Exchange Act, our by-laws  establish an advance notice  procedure for shareholders to submit  nominations  of  candidates  for  election  of  director or to bring other business before our annual meeting.  The following information is based on the Company’s Amended and Restated By-Laws that were adopted by our Board of Directors in November 2007.  A copy of the Amended and Restated By-Laws has been included as Exhibit 3(ii).3 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as well as our Current Report on Form 8-K, filed on December 5, 2007, and  is available for viewing on our website   http://www.forwardindustries.com/corporate_governance.php .

In general, under these procedures,  a shareholder that proposes to nominate a candidate for director or propose  other  business at an annual meeting of shareholders  must give us written notice of such  nomination  or  proposal  not less  than 120 days and not more than 150 days prior to the anniversary date of the prior year’s annual meeting (February 11), which will make the deadline for 2009 annual meeting proposals October 14, 2009.  However, if the meeting date in 2010 changes by more than 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such changed annual meeting date or the 10th day following the day on which we first make a public announcement of the date of such meeting by means of a press release or filing with the Securities and Exchange Commission.   In respect of shareholder nominations for directors, in the event that the number of directors to be elected to the Board of Directors is increased and if all nominees for director, or the fact of the increase in number, is not publicly announced at least 70 days' prior to the first anniversary of the preceding year’s annual meeting, then a nomination must be made not later than the 10th day  following  the  first date of public disclosure of all such nominees or such increased number of directors. Such notice must provide certain information  as specified  in our by-laws and must be received at our  principal executive offices by the deadline specified above.  See Proposal 1: Election of Directors—Nominees for Election as Directors” and “Structure and Practices of the Board of Directors—Nominating and Governance Committee.”

OTHER MATTERS

The Board of Directors is not aware of any matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares of Common Stock they represent in accordance with their best judgment in the interest of Forward.

Indemnification Insurance

                New York law permits a corporation to purchase insurance covering a corporation's obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. The Company maintains insurance policies from American International Group, Inc., Ace American Insurance Company, and Chubb Insurance in respect of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist. The policies expire June 16, 2009. The annual premium cost of the policies was approximately $146,000.

WE UNDERTAKE TO PROVIDE TO EACH SHAREHOLDER WITHOUT CHARGE BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF WRITTEN OR ORAL REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2008, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FORWARD INDUSTRIES, INC., 1801 GREEN ROAD, SUITE E, POMPANO BEACH, FLORIDA 33064, AND ORAL REQUESTS SHOULD BE MADE TO FORWARD AT (954) 419-9544.

PROXY STATEMENT EXHIBIT 1

FORWARD INDUSTRIES, INC.

AMENDED AND RESTATED CHARTER

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

This Amended and Restated Charter was adopted by the Board of Directors (“Board”) of Forward Industries, Inc. (“Company”) on December 9, 2008, and supersedes any prior charter of the Compensation Committee (“Committee”) of the Board.

The mandate of the Committee is to assist the Board in its oversight of compensation policies and practices applicable to executive management, other employees, the Board, and related matters.

I.  COMMITTEE MEMBERSHIP

A.  Except as permitted by Nasdaq Marketplace Rule 4350(c)(3), the Committee shall consist solely of “independent directors”, meaning those directors who are neither officers or employees of the Company or any subsidiary thereof, nor have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of the Nasdaq Stock Market, Inc.  A director shall not serve as a member of the Committee if the chief executive officer (“CEO”) or another executive officer of the Company serves on the compensation committee of another company that employs that director as an executive officer.

B.  The Committee shall consist of no fewer than three directors.

C.  Members of the Committee shall be appointed by the Board based on the nominations of the Company’s Nominating and Governance Committee.  Members shall serve at the pleasure of the Board for such term or terms as the Board may determine, or if not specified, until the next annual meeting of shareholders at which the director’s successor is duly elected and qualifies.  Any member of the Committee may be replaced or removed by the Board at any time with or without cause. Qualifications for appointment shall be as determined from time to time by the Nominating and Governance Committee.

II.  COMMITTEE RESPONSIBILITIES

A.  Develop and approve the Company’s executive compensation philosophy.

B.  Annually review and approve corporate goals and objectives relevant to compensation of the Company’s chief executive officer, evaluate the CEO’s performance in light of those goals and objectives, and determine the CEO’s compensation level based on this evaluation.  In determining the CEO’s compensation (including the long-term components thereof), the Committee shall consider, among other factors, the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, awards given to the CEO in past years, and other relevant factors.

C.  Determine the compensation of and compensation structure for all other executive officers of the Company, taking into account the CEO’s recommendations.

D. Director compensation

1.             Review compensation practices, structure, and levels of the compensation program for non-employee directors and recommend proposals to the Board with respect to such program on an annual basis.

2.             In making its recommendations, the Committee shall consider director compensation policies and practices at comparable companies and may retain outside consultants in order to better assess that the Company’s director compensation program is reasonable and appropriate.

E.  Equity-based plans

1.             Recommend proposals to the Board with respect to adequacy of current plans and desirability of new or additional plans, including new plan structure, as appropriate.

1

2.             Review and approve grants/awards under such plans to officers, directors, employees, consultants, and other persons, in accordance with plan terms; and amend the terms of grants and awards, as may be appropriate, in accordance with plan terms.

3.             Review and approve grants/awards under such plans to individuals not previously an employee of the Company as an inducement to the individual’s entering into employment with the Company in accordance with plan terms.

4.             Oversee activities of individuals (and Board sub-committees, as the case may be) responsible for administration of existing plans.

5.             Discharge administrative and other responsibilities imposed on the Committee by terms of existing plans, including approval of amendments to such plans, as appropriate.

F.  Other Incentive Compensation Plans

1.             Review and approve grants/awards under such plans; and amend the terms of grants and awards, as may be appropriate, in accordance with plan terms.

2.             Review terms and conditions of other incentive compensation for management, such as cash-based incentive (bonus) compensation and targets to determine whether such compensation is earned.

3.             Recommend proposals to the Board with respect to other long-term incentive compensation plans, as the Committee deems appropriate.

4.             Discharge administrative and other responsibilities imposed on the Committee by terms of such plans, including approval of amendments to such plans, as appropriate.

G.  Recommend proposals to the Board with respect to retirement plans and other compensation programs for management and other employees, as the Committee deems appropriate, taking into account achievement of Company objectives and other factors.

H.  With the CEO, prepare and develop succession plans for near-term (emergency) and longer term needs from time to time and apprise the Board with respect to same.

I.  In consultation with management, oversee regulatory compliance with respect to compensation matters, including monitoring Company policies to structure compensation programs to preserve tax deductibility, and, as and when required, establish performance goals and certify that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code (“IRC”).

J.   Review and approve severance or similar termination payments proposed to be made to any current or former executive officer of the Company.

K. Review and approve contracts of all executive and other senior officers, if any, including renewals thereof,

L.  Prepare an annual (i) Compensation Committee Report and (ii) Compensation Disclosure and Analysis for inclusion in the Company’s annual proxy statement, in accordance with applicable SEC or other rules and regulations (including Regulation S-K and any successor rules and regulations), or as otherwise deemed advisable by the Committee.

M.  Review this Charter from time to time as developments warrant and recommend to the Board modifications to this Charter and any other documents relating to the Committee’s areas of responsibility, as the Committee deems necessary and appropriate.

N.  Prepare the “Committee Performance Assessment”, referred to in Article IV, below.

III.  COMMITTEE GOVERNANCE AND MEETINGS

A.            Governance

1.             Immediately following each annual meeting of shareholders (but in any event not less frequently than once each fiscal year), in conjunction with meetings of the Board and Nominating and Governance Committee, the Board shall appoint members of the Committee and shall designate one member of the Committee as its Chair.

2

2.             The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members.  In particular, the Committee may delegate approval of certain transactions to a subcommittee consisting solely of members who are (i) non-employee directors for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and “outside directors” for purposes of Section 162(m) of the IRC.

3.             The CEO may not be present during any voting or deliberations of the Committee regarding the CEO’s compensation.

B.            Meetings; Action

1.             The Committee shall meet at least twice a year, in conjunction with regularly scheduled meetings of the Board, and more frequently as deemed necessary and appropriate by the Committee Chair.

2.             Except for meetings held in conjunction with regularly scheduled meetings of the Board, the Chair shall be responsible for calling meetings of the Committee, setting the time and place for such meetings, and providing pre-meeting materials relating to agenda items.  The Committee Chair and (for meetings of the Committee held in conjunction with regularly scheduled Board meetings) management shall develop agenda items.

3.             Meetings may be held in person or by means of conference call or any other means permitted to boards of directors by the New York Business Corporation Law.

4.             A majority of the members of the Committee shall constitute a quorum, except as otherwise provided in Section 306 of the Company’s by-laws.  If a quorum is present, action of the Committee shall be effective if taken by a majority of the members present at a meeting.

5.             The Committee may act by voice vote at meetings or by unanimous written consent.

6.             The Committee shall keep written records of its proceedings and make regular reports to the Board relating to its activities.

IV.  COMMITTEE PERFORMANCE ASSESSMENT

The Committee shall develop and conduct an annual self-assessment of its performance under this Charter and report its findings to the Board.  It will work with the Nominating and Governance Committee to design and coordinate the annual self-assessment in conjunction with the overall Board assessment process.  The assessment shall include a recommendation to the Board any improvements or modifications to this Charter and the workings of the Committee that the Committee deems desirable and appropriate.

V.  RESOURCES AND AUTHORITY

The Committee shall have the authority to select, retain, terminate, and approve the fees and other terms of retention of such professional advisers and consultants as it deems appropriate in order to assist the Committee in fulfilling its mandates.  The Committee shall have sole authority to engage and terminate executive compensation consultants to assist in the evaluation of compensation programs and other compensation matters relating to officers and directors.  The Company shall provide necessary funding to facilitate the Committee’s actions.

The Committee may consult with management on compensation issues generally and may delegate to management, where appropriate, the duty to work with and/or supervise day-to-day activities of independent consultants and advisors retained by the Committee.

3

FORWARD INDUSTRIES, INC.

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Shareholder Meeting to be held on February 11, 2009

Proxy Materials Available

• Notice and Proxy Statement
• Annual Report on Form 10-K

These Proxy Materials are available on the Internet at: www.proxyvote.com

See the Reverse Side for Meeting Information and Instructions on How to Vote

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1.	ELECTION OF DIRECTORS

Nominees:
	01) John Chiste	04) Louis Lipschitz
	02) Bruce Galloway	05) Douglas Sabra
2.	03) Fred Hamilton	06) Michael Schiffman

Proposal to ratify the re-appointment of Kaufman, Rossin & Co., P.A. as the independent registered public accounting firm of Forward for the fiscal year ending September 30, 2009.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

FORWA2

FORWARD INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 11, 2009

The shareholder hereby appoints Douglas Sabra and James O. McKenna, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Forward Industries, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Standard Time on February 11, 2009, at the offices of Forward Industries, Inc., 1801 Green Road, Suite E, Pompano Beach, Florida 33064, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF KAUFMAN, ROSSIN & CO., P.A. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF FORWARD INDUSTRIES FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009, AND (3) IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE, WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

FORWA1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FORWARD INDUSTRIES, INC.

Vote on Directors

1. ELECTION OF DIRECTORS

Nominees:

01) John Chiste
02) Bruce Galloway
03) Fred Hamilton
04) Louis Lipschitz
05) Douglas Sabra
06) Michael Schiffman

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposal

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. **If no direction is made, this proxy will be voted FOR items 1 and 2.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date